Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of this Registration Statement of Spark Networks plc on Form S-1 (No. 333-123228) of our report, dated May 17, 2005, appearing in this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in the Registration Statement.
/s/ Tanner LC
Salt Lake City, Utah
June 5, 2006